Exhibit 4.5
* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
SUPPLY AGREEMENT
JINGAO SOLAR CO., LTD.
and
OCI COMPANY LTD.
Dated as of March 28, 2011

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
SUPPLY AGREEMENT
THIS SUPPLY AGREEMENT (this “Agreement”) is entered into as of March 28, 2011, (the “Effective Date”), by and between OCI Company Ltd., a corporation organized under the laws of Korea, having its registered office at OCT Building, 50, Sogong-Dong, Jung-Gu, Seoul, 100-718, Korea (“OCI”), and JingAo Solar Co., Ltd., a company organized under the laws of the People’s Republic of China, having its registered office at JingLong Industrial Park, JingLong Street, Ningjin, Hebei Province 055550, P.R. China (“Buyer”). Each of OCI and Buyer is referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, OCI operates a production facility (“Plant”) for the manufacture of poly-crystalline silicon made from the decomposition of chlorosilane in reactors (the “Product”);
WHEREAS, Buyer manufactures solar cells and solar modules using mono- crystalline wafers and poly- crystalline wafers; and
WHEREAS, OCI desires to sell, and Buyer desires to purchase, Products pursuant to the terms and conditions of this Agreement.
NOW, THEREFORE, the Parties agree as follows:
ARTICLE I
SUPPLY OF PRODUCT
Section 1.1 Quantity and Price of Product.
(a) Subject to adjustments pursuant to Sections 1.2, 1.3 and Article II, OCI hereby agrees to sell and Deliver to Buyer, and Buyer hereby agrees to purchase and receive from OCI, the following quantities of Product for each of the periods (with respect to each calendar year, the quantity indicated below for such calendar year, the (the “Original Annual Prices” as may be adjusted pursuant to Section 1.1 (b) set forth below:

Calendar
Year	Quantity	Price	Amount
2012	***	***	***
2013	***	***	***
2014	***	***	***
2015	***	***	***
2016	***	***	***
2017	***	***	***
2018	***	***	***
Total	***		***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(b) The Original Annual Prices shall be subject to adjustment in a range of *** (“Price Range”) of the relevant Original Annual Price, during the period of ten (10) working days (excluding any national holidays in either Party’s country) prior to the relevant quarter, starting from the 1st working day of immediately preceding month (“Quarterly Negotiation Period”), solely by a written agreement between the Parties. In the event that the Parties fail to reach an agreement during the Quarterly Negotiation Period, supply of the product shall be suspended tentatively during the relevant quarter.
And thereafter, the price for the relevant quarter shall be set at the lowest price in the Price Range in case OCI wants to resume supply of the Product, or at the highest price in the Price Range in case Buyer wants to resume supply of the Product, provided, however. that such a decision on resuming supply of the Product for the relevant quarter shall be made during the period of five (5) working days (excluding any national holidays in either Party’s country immediately subsequent to Quarterly Negotiation Period. (“Quarterly Resume Period”)
The quantity of the Product not supplied during the suspension shall be carried forward to the subsequent calendar year and the remaining contract period thereafter, and evenly spread over each remaining calendar year. Notwithstanding the foregoing, total contract period (7 years) and total contract amount (***) of this Agreement shall be fixed for the entire contract period despite of any adjustment hereunder
Section 1.2 Delivery Start Date; Monthly Quantity. Subject to adjustment in accordance with Section 1.3, for each calendar year set forth in Section 1.1, OCI shall sell and Deliver, and Buyer shall receive and purchase, the Original Annual Quantity (or, if the Original Annual Quantity has been adjusted pursuant to Section 1.3 below, the Adjusted Annual Quantity (as defined below) for such calendar year in accordance with the delivery schedule agreed to by the Parties pursuant to Section 1.5. The monthly quantities to be Delivered, before giving effect to any adjustments pursuant to Section 1.3. shall herein be referred to as “Original Monthly Quantity” or “Original Monthly Quantities,” as the context shall require.
Section 1.3 Quantity Variance.
(a) With respect to the Original Annual Quantity, either Party may, at its sole and absolute discretion, increase or decrease the amount of such Original Annual Quantity by an amount which is no greater than ***of such Original Annual Quantity by providing advanced written notice (the “Notice of Adjustment”) to the other Party. Any Original Annual Quantity which has been so adjusted shall become the “Adjusted Annual Quantity”. The Notice of Adjustment shall become effective on the date which is three (3) months after the date of such Notice of Adjustment. Upon effectiveness of such Notice of Adjustment, that portion of the Adjusted Annual Quantity remaining to be Delivered as of such effective date shall be equitably adjusted by mutual agreement of the parties, provided however, in the absence of mutual agreement, the portion of the Adjusted Annual Quantity then remaining to be delivered shall be equally divided among the calendar months remaining in such calendar year. Any Original Monthly Quantity which has been so adjusted shall become the “Adjusted Monthly Quantity”.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(b) If the actual quantity of the Product Delivered is less than *** of the Original Monthly Quantity or Adjusted Monthly Quantity, as applicable, then remedial measures in respect of such deficiency shall be discussed between. OCI and Buyer pursuant to which OCI and Buyer shall find an amicable solution to such deficiency, including rolling over the deficient quantity to one or more subsequent Deliveries. In no event shall such deficiency be deemed to be a default under this Agreement, provided however, OCI shall have exerted commercially reasonable efforts to Deliver the Original Monthly Quantity or Adjusted Monthly Quantity, as applicable.
Section 1.4 Disposition of Product Sold. Buyer shall utilize the Product for its manufacturing purposes and shall not re-sell the Product, or become a re-seller or distributor of the Product.
Section 1.5 Delivery Schedule. At least *** days prior to the beginning of each calendar year, the Parties shall discuss and consult with each other as to timing and quantities of Original Monthly Quantities to be Delivered during such calendar year. Absent agreement by the Parties to the contrary, OCI shall Deliver to Buyer the applicable Original Annual Quantity over substantially equal batches during each month of such calendar year, pursuant to a monthly purchase order to be Delivered by Buyer to OCI at least *** prior to the beginning of such month, which purchase order shall specify the agreed Original Monthly Quantity to be Delivered in such month. The schedule for Deliveries of Adjusted Annual Quantities shall be determined in accordance with Section 1.3(a).
ARTICLE II
ADVANCE PAYMENT
Section 2.1 Advance Payment. Buyer agrees to make an interest free advance payment (without prejudice to the final paragraph of this Section 2.1) to OCI (paid to an account designated by OCI) in the aggregate amount of ****** (the “Advance Payment”), in accordance with the schedule set forth below:

Date	Amount
***	***
***	***
***	***
Total	***
In respect of each payment from Buyer to OCI, Buyer shall be entitled to an Advance Payment Credit.
“Advance Payment Credit” in respect of any payment shall mean the number equal to the product of (i) the Pro Rata Percentage and (ii) the amount of such payment, to the extent that the Advance Payment Balance at the time of calculation is greater than such number, and if the Advance Payment Balance is less than such cumber, the amount of the Advance Payment Balance.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
“Pro Rata Percentage” shall equal the fraction, the numerator of which is equal to the amount of the Advance Payment and the denominator of which is equal to the aggregate purchase price for all of the Original Annual Quantities set forth in Section 1.1.
“Advance Payment Balance as of a certain time, shall mean a number which is equal to (i) the amount of the Advance Payment less (ii) the aggregate amount of all Advance Payment Credits prior to such time.
Upon termination of this Agreement pursuant to (i) Section 8.2(a), (ii) Section 8.2(b) due to a breach by OCI, or (iii) if OCI is unable to meet its obligations hereunder due to a Force Majeure for more than 120 consecutive days and Buyer shall have the right to terminate this Agreement with written notice to OCI, OCI shall refund to Buyer within 30 days of the effective date of such termination the Advance Payment Balance as of the date of such refund, less any amounts due and payable by Buyer to OCI for already delivered Product which are outstanding as of the date of such refund.
ARTICLE III
DELIVERY AND SHIPPING
Section 3.1 Delivery. The Product shall be delivered to Buyer Ex Works Gunsan, Korea (Incoterms 2000); accordingly, the availability of an Original Monthly Quantity or Adjusted Monthly Quantity, as applicable, for receipt by Buyer at the Plant shall constitute “Delivery” for the purposes of this Agreement.
ARTICLE IV
PAYMENTS
Section 4.1 Payments. Contemporaneously with each Delivery under this Agreement, OCI shall issue an invoice to Buyer for the Products being Delivered. Invoices shall be sent electronically. Buyer shall pay all amounts due under any invoice submitted by OCI within *** days from the date of such Delivery. All payments made to OCI shall be made in cash by wire transfer to an account specified by OCI. All such payments shall be free and clear of all withholdings, taxes, set-off, encumbrances of any kind. Late payment(including late payment of the Advance Payment set forth in Section 2.1 above) interest of *** per annum may be assessed by OCI on payment past due from the payment due date to the date payment is received.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
This Agreement is a “take or pay agreement” such that Buyer is absolutely and irrevocably required to accept and pay for the Original Annual Quantity or Adjusted Annual Quantity, as applicable (as adjusted pursuant to this Agreement) of Product Delivered for each of the calendar years set forth in the table in Section 1.1, at the prices set forth in the same table (as adjusted pursuant to this Agreement). In the event that Buyer fails at least *** times in any calendar year to accept Delivery of Product within a commercially reasonable time after having been notified of such Delivery OCI shall invoice (the “Sweep Invoice”) Buyer for the difference between (a) the aggregate purchase price for the Original Annual Quantity or Adjusted Annual Quantity (after taking into account any applicable Advance Payment Credit), as applicable, for such year and (b) the actual amount paid by Buyer in respect of such Original Annual Quantity or Adjusted Annual Quantity, as applicable, which amount shall be paid by Buyer within ten (10) days of the date of such invoice. Any portion of the Original Annual Quantity or Adjusted Annual Quantity, as applicable not already Delivered by the time of such Sweep Invoice shall be Delivered by OCI to Buyer substantially in accordance with the delivery schedule agreed to by the Parties in accordance with this Agreement. Buyer specifically acknowledges and accepts that Buyer shall be liable for the purchase price of the Original Annual Quantity or Adjusted Annual Quantity, as applicable, whether Delivered, provided however, that to the extent that Buyer is required, pursuant to this paragraph, to pay for that portion of any Original Annual Quantity or Adjusted Annual Quantity, as applicable, not yet Delivered, OCI shall be required to Deliver such Original Annual Quantity or Adjusted Annual Quantity, as applicable, in accordance with this paragraph.
Section 4.2 Taxes. OCI shall be responsible for all sales, use, excise, value-added or other taxes. tariffs. duties or assessments, including interest and penalties levied or imposed at any time by any governmental authority arising from or relating to the supply of Product. Buyer shall be responsible for all sales, use, excise. value-added or other taxes, tariffs, duties or assessments. including interest and penalties, levied or imposed at any time by any governmental authority arising from or relating to purchase or use of the Product.
Section 4.3 Payment Terms in the Event of Non-Payment. In the event that Buyer does not pay for Product as required hereunder. in addition to OCI’s other: remedies hereunder, including termination as provided in VIII hereof, OCI shall be entitled, notwithstanding any other provisions in this Agreement to the contrary, to cease delivery of any further Product until any arrearages are cured, including applicable late payment charges. and/or require payment of all future orders and shipments in the form of a letter of credit meeting OCI’s letter of credit requirements at least thirty (30) days prior to the date scheduled for Delivery, in instances where Buyer’s payment is more than thirty (30) days late, at least forty-five (45) days prior to the date scheduled for delivery
ARTICLE V
SPECIFICATIONS; INSPECTION OF PRODUCT; PLANT
Section 5.1 Specifications.All of the Product to be supplied by OCI shall meet the specifications set forth in Schedule 1, which may be amended from time xi time upon mutual agreement (the “Specifications”). OCI shall provide product quality repot with each Delivery.
Section 5.2 Inspection of Product. Unless Buyer notifies OCI in writing within ninety (90) days of Delivery that any Product does not conform to the Specification, such shipment shall be deemed to conform to the Specifications.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
ARTICLE VI
CONFIDENTIAL INFORMATION
Section 6.1 Confidential Information. Any information provided by one Party to the other Party, including pricing information, Specifications, Product information, Plant information or other proprietary or confidential information that is not generally available to the public shall be deemed confidential information (the “Confidential Information”).
Section 6.2 Restrictions On Use and Disclosure. Once any Confidential Information is provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”), the Receiving Party shall, and shall cause its respective directors, officers, principals, members. employees, consultants, contractors, agents, advisors and representatives (collectively, “Representatives”) (i) not to deliver, divulge, disclose or communicate, cr permit to be delivered, divulged, disclosed or communicated, to any third party, directly or indirectly, any Confidential Information, (ii) to disclose or give access to, or permit to be disclosed or given access to, any such Confidential Information, other than those of its Representatives that have a need to know such Confidential Information for the purposes of performing the Receiving Party’s obligations under this Agreement, (iii) to ensure that such Representatives keep the Confidential Information confidential, and (iv) to take all other reasonably necessary or advisable actions to preserve the confidentiality and security of the Confidential Information.
Section 6.3 Exclusions. The foregoing restrictions contained in Section 6.2 shall not apply to Confidential Information that (i) is or becomes generally known to the public through no fault of the Receiving Party or its Representatives including without limitation any acts or omissions of the Receiving Party or its Representatives in violation of this Agreement, (ii) is disclosed to the Receiving Party without obligation of confidentiality by a third person who has a right to make such disclosure and the Receiving Party is able to document the independent source, (iii) was in the possession of the Receiving Party at or prior to the time of receipt from the Disclosing Party, as evidenced by contemporaneous, corroborated written records, without being subject to another obligation of confidentiality or (iv) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.
Section 6.4 Compelled Disclosure. If the Receiving Party or its Representatives is required to disclose any Confidential Information otherwise than in accordance with this Agreement by government authority or pursuant to any applicable laws, regulations, or judicial orders, the Receiving Party shall provide the Disclosing Party with prompt prior written notice of such request or requirement prior to disclosing the Confidential Information.
Section 6.5 Press Releases. Except as permitted under this Article VI, neither Party shall issue any press release or make any public announcement which includes or otherwise uses the name of the other Party, or relates to this Agreement or to the performance hereunder in any public statement or document, without the prior review and written approval of the other Party, which approval shall not be unreasonably withheld or delayed. Any such review shall be completed as soon as practicable, but in any event within five (5) days of receipt of the proposed statement or document. Notwithstanding the foregoing, the Parties shall endeavor in good faith to agree upon and issue a joint press release announcing the relationship between the parties promptly after the date hereof.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Section 6.6 Confidentiality of Agreement. The terms and conditions of this Agreement, including the existence thereof, shall be treated as Confident-al Information and shall not be disclosed by either Party to any third party, except (i) with the Party’s consent, which consent shall not be unreasonably withheld or delayed, (ii) as may be required by law or regulation or rules of a nationally recognized stock exchange, (iii) to legal counsel, accountants, investors, lenders and financial advisors, (iv) in connection with any action or claim to enforce its rights hereunder or in any related transaction and (v) as reasonably required in connection with a bona fide financing or sale transaction in which all or substantially all of a Party’s business, assets or equity capital is proposed to be sold.
ARTICLE VII
WARRANTIES; DISCLAIMER; REMEDIES
Section 7.1 Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE VII, OCI DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE.
Section 7.2 Title.OCI warrants that it has good title to the Products sold to Buyer hereunder and the right to sell them to Buyer free of any security interest. lien or any other encumbrance whatever.
Section 7.3 Damaged or Defective Product. OCI warrants that the Products Delivered shall conform to the Specifications. In the event of Delivery of defective Products, upon notice by Buyer to OCI pursuant to Section 5.2 above, OCI and Buyer shall discuss the appropriate method of curing such defect, pursuant to which OCI and Buyer shall find an amicable solution to such damage or defect, provided however, in the absence of agreement to the contrary, Buyer agrees that its sole and exclusive remedy against OCI shall be limited to, either, at OCI’s sole discretion, (i) repair or replacement of damaged or defective Product or (ii) pay to Buyer (not to exceed the purchase price of the specific quantity of defective Products), provided however, OCI shall first allocate Products to Buyer under option(i) above in a manner to that Buyer is treated no less favorably than if OCI had allocated all available Products to all of its customers on a pro rata and equitable basis after also taking into account OCI’s existing contractual obligations to its customers. If OCI does not agree on the results of inspection conducted by Buyer, the Parties may jointly appoint an independent third party to conduct the inspection, the results of which shall be final and binding upon both Parties. The cost of such third party inspection shall be equally borne by both Parties.
Section 7.4 Failure to Purchase by Buyer. If Buyer fails to take Delivery of or purchase all or any portion of the Original Annual Quantity or Adjusted Annual Quantity, as applicable, for any calendar year for any reason whatsoever, OCI shall be entitled to the remedies set forth in Section 4.1, provided that failure by Buyer to purchase all or any part of such Original Annual Quantity or Adjusted Annual Quantity, as applicable, made available for Delivery shall not constitute a breach of this Agreement if OCI shall have received full payment in respect of such applicable Original Annual Quantity or Adjusted Annual Quantity, as applicable, in accordance with the Sweep Invoice applicable for such Original Annual Quantity or Adjusted Annual Quantity, as applicable.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Section 7.5 Failure to Supply by OCI. Subject to Section 1.1, if OCI is unable, after exerting commercially reasonable efforts, to deliver all or any portion of the first *** kilograms of the aggregate amount of the Original Annual Quantities set forth in Section 1.1, Buyer is entitled to terminate this Agreement immediately, and OCI shall be obligated to compensate any direct loss and reasonable cost incurred by Buyer in connection with the failure to supply by OCI.
Section 7.6 Limitation of Liability. Buyer’s remedies in respect of any claim relating to defective products shall be limited by and subject to Section 7.3. In no event shall either party be liable to the other party for costs of procurement of substitute goods, loss of profits, or for any indirect, special, consequential, incidental, exemplary or punitive damages, whether arising out of contract. tort, strict liability or otherwise resulting from or related to this Agreement (whether or not such party knew or should have known of the possibility of any such damages).
Section 7.7 Indemnity. A Party, (the “Indemnitor”) shall indemnify, defend and hold the other Party and its officers, directors, employees, consultants, agents and other representatives (the “Indemnitees”) harmless from and against any and all liability, damage loss, cost or expense (including reasonable attorneys’ fees) arising out of third party claims or lawsuits (a “Claim”) related to or arising out of the Indemnitor’s breach of any of its covenants, representations or warranties set forth in this Agreement. Upon the assertion of any such claim or suit, the Indemnitees shall promptly notify the Indemnitor and the Indemnitor shall appoint counsel reasonably acceptable to the affected Indemnitees to represent such Indemnitees with respect to any claim or suit for which indemnification is sought. The Indemnitees may select their own respective counsel, at the Indemnitor’s cost, upon notice to the Indemnitor; provided, however, that they shall not settle any claim or suit hereunder without the prior written consent of the Indemnitor.
ARTICLE VIII
TERM AND TERMINATION
Section 8.1 Term.This Agreement shall commence upon the Effective Date and shall remain in full force until December 31, 2018, unless earlier terminated pursuant to Section 8.2 below.
Section 8.2 Termination.
(a) Mutual Agreement. This Agreement may be terminated at any time upon mutual agreement of the Parties.
(b) Termination For Breach. Except as otherwise set forth herein, the failure by a Party to comply in any material respect with any of the obligations contained in this Agreement shall entitle the other Party to give notice to have the default cured. If such default is material and not cured within sixty (60) days after the receipt of such notice, or diligent steps have not begun to be taken to cure such default within thirty (30) days or if by its nature such default is not capable of being cured, the other Party shall be entitled to immediately terminate this Agreement.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(c) Bankruptcy. Insolvency. If a Party (or its creditors or any other eligible party) files for its liquidation, bankruptcy. reorganization, composition, dissolution or other similar proceedings or arrangement, or if such Party is unable to pay any debts as they become due, has explicitly or implicitly suspended payment of any debts as they became due (except debts contested in good faith), or if the creditors of the such Party have taken over its management, or if the relevant financial institutions have suspended clearing house privileges with regard to such Party, then the other Party shall be entitled to immediately terminate this Agreement.
Section 8.3 Effect of Termination. The expiration or termination of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other conferred on it by this Agreement. In addition, the provisions of Article VI, VII, VIII and IX shall survive expiration or termination of this Agreement for any reason for as long as necessary to permit their full discharge.
ARTICLE IX
MISCELLANEOUS
Section 9.1 Force Majeure. Neither Party shall be responsible for suspension of its performance under this Agreement (other than the obligation of payment) if such suspension is caused by fire, flood, epidemics. quarantine restrictions, strikes. lockouts or other labor disputes. freight embargoes, severe weather, riots, terrorism, acts of war, acts of God or the public enemy or compliance with applicable laws, rules or regulations of any governmental authority or by compliance with any order or decisions of any court, board or other governmental authority or by any cause beyond the reasonable control of such Party, whose effects are not capable of being overcome without commercially unreasonable expense to such Party (“Force Majeure”); provided, however, that this Section 9.1 shall not relieve a Party of its obligation to pay for any Product or other payment required by this Agreement. In addition, if due to Force Majeure, OCI is unable to produce sufficient Products to meet all demands from customers, OCI shall (a) inform Buyer of such reduction in production of Product; (b) undertake commercially reasonable efforts to overcome such situation; and (c) have the right to allocate production among its customers in any manner in which OCI may determine to be equitable basis, after consulting with Buyer. Buyer shall have no obligation to pay for the Product not Delivered to Buyer if such failure to Deliver is due to OCI claiming the occurrence of a Force Majeure.
Section 9.2 Governmental Approvals. OCI shall obtain all necessary Korean governmental approvals required for the export of the Products to Buyer. Buyer shall obtain all other government approvals for the import of Products by Buyer. OCI shall obtain and maintain in effect all required Korean governmental permits, licenses, orders, applications, and approvals necessary for it to operate its business in all material respects.
Section 9.3 Hierarchy among this Agreement and Purchase Orders. If there is a conflict between or among the terms of this Agreement. its Schedules or a Purchase Order, the following order of precedence shall apply: this Agreement, Schedules, and the Purchase Order; provided, however, a specific written agreement to amend this Agreement (which contains a specific reference to Section 9.6 of this Agreement) signed by the Parties that expresses the intent of the Parties to modify this Agreement shall take precedence over this Agreement.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Section 9.4 Independent Contractors. The Parties hereto are independent contractors. Neither Party to this Agreement nor any of its employees, customers or agents, shall be deemed to be the representative, agent or employee of the other Party for any purpose whatsoever, nor shall any of them have the right or authority to assume or create an obligation of any kind or nature, express or implied, on behalf of the other, nor to accept service of any legal claims or notices addressed to or intended for the other.
Section 9.5 Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing, shall be deemed to have been duly given when received and may be sent by personal delivery, facsimile (to the respective facsimile number set forth below or last given by each Party to the other) or sent by express courier (prepaid and addressed to the respective addresses set forth below or last given by each Party to the other). The Parties’ respective initial addresses for purposes of receiving notices pursuant to this Agreement shall be as follows:

If to OCI:	If to Buyer:

OCI Company Ltd.	JingAo Solar Co., Ltd.
OCI Building	JingLong Industrial Park,
50, Sogong-Dong, Jung-Gu	JingLong Street,
Seoul, 100-718	Ningjin, Hebei Province 055550
Korea	People’s Republic of China
Attn: TaeHyeon Kim	Attn: Jian Xie
Fax: +82-2-727-9559	Fax: + 86-21-6095-5798
Section 9.6 Amendment; No Waiver.This Agreement cannot be amended, changed, modified or supplemented orally, and no amendment, change, modification or supplement of this Agreement shall be recognized nor have any effect, unless the writining in which it is set forth is signed by both Parties, nor shall any waiver of any of the provisions of this Agreement be effective unless in writing and signed by the Party to be charged therewith. The failure of either Party to enforce, at any time, or for any period of time, any provision hereof or the failure of either Party to exercise any option herein shall not be construes as a waiver of such provision or option and shall in no way affect that Party’s right to enforce such provision or exercise such option. No waiver of any provision hereof shall be deemed to be, or shall constitute, a waiver of any other provision, or with respect to any succeeding breach of the same provision.
Section 9.7 Governing Law; Jurisdiction.
(a) This Agreement shall be governed by and construed and enforced in accordance with the laws of Singapore, without giving effect to the rules respecting its conflicts of law principles. The United Nations Convention on Contracts for the International Sale of Goods shall not apply.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(b) The Parties hereby agree that any dispute arising under this Agreement, or in connection with any breach thereof, shall be finally resolved through binding arbitration conducted in accordance with the rules and procedures of the International Chamber of Commerce (“ICC”) by one (1) arbitrator appointed in accordance with the applicable rules of the ICC. Any such arbitration shall be held in Hong Kong International Arbitration Center. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators’ fees, shall be shared equally by the Parties, and each Party shall bear its own costs and attorneys’ and witness’ fees incurred in connectior with the arbitration. Any award may be entered in a court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement. The Parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction. or other interim or conservatory relief, as necessary, without breach of this arbitration requirement and without any abridgment of the powers of the arbitrator.
(c) If any portion of this Agreement is held invalid by a court or tribunal of competent jurisdiction, such portion shall be deemed to be of no force and effect and this Agreement shall be construed as if such portion had not been included herein, provided however, if the deletion of such provision materially impairs the commercial value of this Agreement to either Party, the parties shall attempt to renegotiate such provision in good faith.
Section 9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements. oral or written, between the Parties with respect to the subject matter hereof. No agreement or representations. oral or otherwise, express or implied, with respect to the subject matter hereof have been made either Party which is not expressly set forth in this Agreement.
Section 9.9 Assignment. Neither Party shall have the right to assign or otherwise transfer this Agreement, or any of its rights or obligations hereunder, without the prior written consent of the other Party.
Section 9.10 Non-Exclusive Agreement. This Agreement is a non-exclusive agreement. OCI expressly reserves the right to contract with others to supply any of its products or services. Buyer expressly reserves the right to contract with others for any of the products or services it may require.
Section 9.11 Successors. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective permitted successors and as signs.
Section 9.12 Headings. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.
Section 9.13 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter references shall include and refer also to the others, unless the context otherwise requires.
Section 9.14 Language. The official language of this Agreement is English. All contract interpretations, notices and dispute resolutions shall be in English. Any attachments or amendments to this Agreement shall be in English. Translations of any of these documents shall not be construed as official or original versions of such documents.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
Section 9.15 Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.
[Signature pages follow]

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
SOLAR GRADE POLYSILICON SPECIFICATION
1.	Material of Specification. Application, and Description
1.1	This SPECIFICATION describes the requirements for solar grade silicon material, which is purchased by CUSTOMER from OCI Company LTD. (OCI).

1.2	This SPECIFICATION sets forth the acceptance and rejection criteria for all incoming solar grade silicon material and supersedes any and all previous specification.

1.3	OCI Solar grade poly silicon chunks in a ready-to-use form.
2.	Production Method
2.1	The delivered silicon chunks arc produced by the Siemens method using trichlorosiiane(TCS, SiHCI3) as the feedstock gas.
3.	Specification Values and Analytical Method

Purity	Maximum Concentration	Method of Analysis
Donor(Phosphorus)	0.8ppba	LT-FTIR(on a float-zone sample)
Acceptor(Boron)	0.3ppba	LT-FTIR(on a float-zone sample)
Carbon	0.3ppma	LT-FTIR(on a float-zone sample)

Bulk Metals(Total)	Maximum Concentration	Method of Analysis
Fe, Cu, Ni, Cr, Zn, Na	2.0pphw	ICP-MS(randomly selected pieces of polycrystalline silicon)

Surface Metals	Maximum Concentration	Method of Analysis
Fe	5.0ppbw	ICP-MS(randomly selected pieces of polycrystalline silicon) Surface Metal(Total)<5.0ppbw
Cu	1.0ppbw
Ni	1.0ppbw
Cr	1.0ppbw
Zn	2.0ppbw
Na	3.0ppbw
Al	1.0ppbw
K	1.0ppbw

Product size	Length	Weight	Notes
Size 1	5 – 150mm	Max. 100%,	No part of rods within 20mm from electrode is included.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Parameter	Notes
a. Surface condition	Not etched
Surface morphology. Discolorations and stains	Not specified
2. Foreign substances	Not allowed
weight	5kg +/- 5% per bag or 10kg+/- 2.5% per bag
Popcorn Contents	Max 40% in a shipment
Packing	Polyethylene double layer bag

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.
(continued)
4.	Labels/Report on Inspection
4.1	Labels on 5kg bags: The label on the 5kg bag will give the information about
•	Manufacturer

•	Collective lot number

•	Weight

•	Product code

•	Manufacturing date
4.2	Label on pallets
•	Manufacturer

•	Collective lot number

•	Weight

•	Product code

•	Manufacturing date

•	Pallet quantity

•	Purchase order
4.3	Bags and pallets can contain additional labels and/or additional information for internal purposes.
5.	CERTIFICATE OF QUALITY COMPLIANCE
5.1	.The Certificate of Quality Compliance is automatically issued and contains valid specification values.
CoQC is included in each shipment and a copy should be submitted by fax or e-mail to the Customer.